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                                                                    EXHIBIT 10.2

                                 OFFICE LEASE

                              made by and between

                    DUKE CONSTRUCTION LIMITED PARTNERSHIP,

                        an Indiana limited partnership,

                                 ("Landlord")

                                      and

                          UNIGRAPHICS SOLUTIONS INC.,
                            a Delaware corporation

                                  ("Tenant")

                              Date: July 7, 2000

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                                 OFFICE LEASE
                                 ------------

     THIS LEASE is executed as of the 7th day of July, 2000, by and between DUKE CONSTRUCTION LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and UNIGRAPHICS SOLUTIONS INC., a Delaware corporation ("Tenant").

                         ARTICLE 1 - LEASE OF PREMISES
                         -----------------------------

Section 1.01.  Basic Lease Provisions and Definitions.
-----------------------------------------------------

A. Leased Premises: A building to be constructed by Landlord containing the Rentable Area set forth in Section 1.01(B) and having a street address of 13690 Riverport Drive, Maryland Heights, Missouri 63043 (the "Building"), and certain land consisting of approximately 8.742 acres (the "Land") upon which the Building and other improvements are to be situated (the Land, the Building and such other improvements are referred to herein as the "Leased Premises"), including and subject to all easements, rights, privileges and appurtenances now existing or which may hereinafter be granted by Landlord in accordance with Section 5.03. A site plan of the Leased Premises and legal description of the Land is attached hereto and made a part hereof as Exhibit A.
     ---------

B.   Rentable Area:  Approximately 122,646 rentable square feet.

     The Rentable Area of the Leased Premises and the Gross Building Area of the Building shall be determined by and established in the final Shell Plans, applying the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1996.

C.   Minimum Annual Rent: *

     Years 1 - 5                        $1,759,684.00 per year
     Years 6 - 10                       $2,036,130.30 per year

D.   Monthly Rental Installments: *

     Months 1 - 60                      $146,640.33 per month
     Months 61 - 120                    $169,677.52 per month

     * To be adjusted upon completion of the Total Project (as defined in Paragraph 2 of Exhibit B attached hereto and made a part hereof) and final
               ---------
reconciliation of the Total Project Cost (as defined in Section 2.03), in accordance with Section 2.03. Landlord and Tenant shall thereupon enter into an amendment of this Lease confirming the same.

E.   Term: Ten (10) years

F. Commencement Date: Forty-five (45) days following the Substantial Completion Date, as provided for and defined in Section 2.01;

G.   Security Deposit:  None.

H.   Brokers:  Duke-Weeks Realty Limited Partnership, representing Landlord.
               Colliers Turley Martin Tucker, representing Tenant.

I.   Permitted Use: General office purposes.

J.   Shell Plans Approval Date:  July 14, 2000

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K.   Address for payments and notices as follows:

     Landlord:                 Duke Construction Limited Partnership
                               635 Maryville Centre Drive, Suite 200
                               St. Louis, Missouri 63141-5819
                               Attn:  Senior Vice President-St. Louis Office
                               Telephone: 314-212-8000
                               Facsimile: 314-212-8299

     With Rental Payments to:  Duke Construction Limited Partnership
                               P.O. Box 958092
                               St. Louis, Missouri 63195-0001

     Tenant:                   Unigraphics Solutions Inc.
     (Pre-Commencement Date)   13736 Riverport Drive
                               Maryland Heights, Missouri 63043
                               Attention: Director of Real Estate
                               Telephone: 314-344-5310
                               Facsimile: 314-344-4680

     (Post-Commencement Date)  Unigraphics Solutions, Inc.
                               13690 Riverport Drive
                               Maryland Heights, Missouri 63043
                               Attention: Director of Real Estate

Section 1.02.  Lease of Premises.
--------------------------------

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises under the terms and conditions herein set forth. Tenant shall be the sole tenant of the Leased Premises, except for any assignees or subtenants permitted under Article 11, subject to rights in respect of the Land of other owners and tenants of the Riverport Business Park in accordance with the easements, rights, privileges, and appurtenances now existing or which may hereafter be granted by Landlord in accordance with Section 5.03.

                        ARTICLE 2 - TERM AND POSSESSION
                        -------------------------------

Section 2.01.  Term.
-------------------

The term of this Lease (the "Term") shall be for the period of time set forth in
Section 1.01(E) and shall commence (the "Commencement Date") on the date which is forty-five (45) days after the Substantial Completion Date, unless delayed by a Tenant Delay (as defined in Exhibit B), in which case the Commencement Date
                              ---------
shall be forty-five (45) days after the date on which the Substantial Completion Date would have occurred but for any such Tenant Delay. The Leased Premises shall be delivered to Tenant on the Substantial Completion Date and all terms and conditions of this Lease will become effective as of such date, except for the Term and payment of Minimum Annual Rent and Additional Rent, which shall commence on the Commencement Date. The term "Substantial Completion Date" shall mean the date on which: (i) the Shell Work and the Finish Work (as those terms are defined in Exhibit B) are completed in accordance with Exhibit B-2 and
               ---------                                   -----------
Exhibit B-4, subject only to minor punch list items of work which do not
-----------
substantially interfere with the Permitted Use, as evidenced by delivery of "Certificates of Substantial Completion" (the form of which shall be consistent with the then prevailing "Certificate of Substantial Completion" form published by the American Institute of Architects) by Tenant's architect with respect to the Finish Work, and Landlord's architect with respect to the Shell Work, but excluding any work items to be performed by Tenant under the terms of this Lease; and (ii) all required temporary occupancy permits have been received from applicable local governmental authorities with respect to all work performed by Landlord, but excluding any work items to be performed by Tenant under the terms of this Lease.

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If the Substantial Completion Date occurs later than September 1, 2001 for any reason other than a Tenant Delay or a Force Majeure Event (as that term is defined in Section 15.03), Tenant shall be entitled to an abatement of the Minimum Annual Rent in an amount equal to two (2) times the daily Minimum Annual Rent for each calendar day that the Substantial Completion Date is delayed beyond September 1, 2001. Such abatement of rent for the Leased Premises shall commence on the Commencement Date and shall apply to the first applicable monthly installments as such become due and continue until the total amount of Minimum Annual Rent so abated is extinguished. Such rent abatement shall be Tenant's sole remedy against Landlord for failing to deliver the Leased Premises on or before September 1, 2001. Upon delivery of possession of the Leased Premises to Tenant, Landlord and Tenant shall execute a letter of understanding acknowledging: (i) the Substantial Completion Date; (ii) the Commencement Date,
(iii) the Rentable Area and the Gross Building Area of the Building, and (iv) that Tenant has accepted the Leased Premises, subject to latent defects and those punchlist items identified on the Certificates of Substantial Completion.

Section 2.02.  Tenant's Existing Premises.
-----------------------------------------

The parties acknowledge that Tenant currently occupies certain premises located at 13736 Riverport Drive (the "Existing Premises") pursuant to a sub-sublease dated January 1, 1998 and scheduled to expire on September 30, 2001 (the "Sub-Sublease"), with Electronic Data Systems Corporation, a Delaware corporation ("EDS"), an affiliate of Tenant. Furthermore, the parties acknowledge that EDS subleased the Existing Premises pursuant to that certain sublease dated November 1, 1991 (the "Sublease"), with McDonnell Douglas Corporation, a Maryland corporation ("MDC"). Furthermore, the parties acknowledge that MDC leased the Existing Premises pursuant to that certain lease dated June 20, 1990 (the "Prime Lease"), with McDonnell Douglas Riverport Building Joint Venture, a Missouri general partnership (the "Master Lessor"). Landlord agrees that in the event the Commencement Date occurs on or before September 30, 2001 and Tenant remains liable for rent under the Sub-Sublease, Landlord shall reimburse Tenant for its rental obligations under the Sub-Sublease (including base rent and operating expense obligations) for each calendar day that Tenant is obligated to pay rent under both the Sub-Sublease and this Lease; provided, however, that Landlord's
                                            --------  -------
reimbursement obligation hereunder shall not exceed an aggregate of One Hundred Sixty-Eight Thousand Seven Hundred Ninety-Six Dollars and Fourteen Cents ($168,796.14).

In the event the Commencement Date occurs later than September 30, 2001, for any reason other than a Tenant Delay, Tenant shall be permitted to remain in the Existing Premises after expiration of the Prime Lease, the Sublease and the Sub-Sublease and until the date which is forty-five (45) days after the Substantial Completion Date. Landlord, for itself and its affiliates, acknowledges and agrees that any such holdover by Tenant shall not, in and of itself, constitute a holdover under the Prime Lease or the Sublease or otherwise cause an extension of the obligations or liabilities of MDC or EDS thereunder beyond September 30, 2001, except in respect of such obligations or liabilities which survive the termination of the Prime Lease or the Sublease by the express terms thereof. Accordingly, in respect of the relationship between the Landlord and MDC under the Prime Lease and MDC and EDS under the Sublease, any such holdover by Tenant shall not in any way affect the termination of the Prime Lease or the Sublease on September 30, 2001. Tenant's occupancy of the Existing Premises shall be at the rental rate (on a per diem basis) under the Sub-Sublease for the month immediately prior to the expiration of the Sub-Sublease and subject to the other terms and conditions of the Sub-Sublease (determined, solely for the purpose of defining the relationship between Landlord and Tenant but in no way affecting the obligations or liabilities of MDC or EDS, as if the Prime Lease and the Sublease continued in full force and effect).

Section 2.03.  Construction of Total Project and Total Project Cost.
-------------------------------------------------------------------

Landlord shall construct the Total Project in accordance with the provisions and terms of Exhibit B. "Total Project Cost" shall refer to all costs and expenses
         ---------
reasonably and necessarily incurred in connection with the planning, designing, constructing and delivery of the Total Project in accordance with the Shell Plans and Specifications and Interior

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Plans and Specifications attached hereto and made a part hereof as Exhibit B-2
                                                                   -----------
and Exhibit B-4 respectively. An itemized statement of and an estimated amount
    ------------------------
(except for those items identified as "Fixed Cost Items") for each element of the Total Project Cost, including "Allowance Items", "Variable Cost Items" and "Fixed Cost Items", is attached hereto and made a part hereof as Exhibit B-1.
                                                                 -----------
Landlord guarantees that the price for the Shell Work (excluding the "Shell Allowance Items", identified on Exhibit B-1) shall not exceed a guaranteed
                                -----------
maximum price of Nine Million Six Hundred Sixty-Eight Thousand Three Hundred Forty-One Dollars ($9,668,341.00) (the "GMP"), unless Tenant changes the scope of the Shell Work pursuant to Change Orders (as that term is defined in Exhibit
                                                                        -------
B). Landlord does not guarantee the price of any of the Allowance Items or any
-
Variable Cost Items identified on Exhibit B-1 and, consequently, Tenant's
                                  -----------
Minimum Annual Rent shall be subject to increase in the event at the completion of the Total Project, the cost of any Allowance Items or any Variable Cost Items exceed the estimated amounts identified on Exhibit B-1. All work and
                                           -----------
construction of the Total Project related to any Variable Cost Items, Allowance Items, or the GMP shall be done on an open-book basis.

Tenant's Minimum Annual Rent for Lease Years 1 through 5 shall be based on the Total Project Cost (excluding those Allowance Items or Variable Cost Items for which Tenant is obligated to reimburse Landlord directly pursuant to the terms of Paragraphs 6 and 7 of Exhibit B) multiplied by the project capital cost
                         ---------
percentage of 9.76%. Tenant's Minimum Annual Rent for Lease Years 6 through 10 shall be increased by multiplying Tenant's Minimum Annual Rent for Lease Years 1 through 5 by 15.71%.

For example if the Total Project Cost is $18,029,550.00, Tenant's Minimum Annual Rent and Monthly Rental Installments during the Term shall be those amounts set forth in Sections 1.01 (C) and (D) herein. However, Tenant's Minimum Annual Rent shall be subject to adjustment based upon the costs and expenses actually incurred by Landlord, as expressly provided herein. If, at completion of the Shell Work, the Shell Work is less than the GMP, the entire savings from any Shell Allowance Items identified on Exhibit B-1 and fifty percent (50%) of any
                                    -----------
savings on any Variable Cost Items identified on Exhibit B-1 shall be credited
                                                 -----------
to Tenant as a reduction in Tenant's Minimum Annual Rent. If, at completion of the Total Project, the cost of any Variable Cost Items identified on Exhibit B-1
                                                                     -----------
are less than the amount estimated on Exhibit B-1, such savings from the
                                      -----------
Variable Cost Items shall be shared equally by Landlord and Tenant with Tenant's share being credited as a reduction in Minimum Annual Rent. To the extent there may exist any redundancy of or overlap between any Variable Cost Items or Allowance Items on Exhibit B-1. Tenant shall not be entitled to any duplicate
                   -----------
credit. The total savings to be credited as a reduction in Minimum Annual Rent, if any, shall be multiplied by the project capital cost percentage of 9.76%, and the product shall be deducted from the Minimum Annual Rent applicable for Lease Years 1-5. For example, if the total savings to which Tenant is entitled to receive a credit equals $100,000, Minimum Annual Rent for Lease Years 1-5 shall decrease by $9,760. Likewise, Tenant's Minimum Annual Rent shall be increased as a result of those costs in excess of any Allowance Items or Variable Cost Items (excluding those Allowance Items or Variable Cost Items for which Tenant is obligated to reimburse Landlord directly pursuant to the terms of Paragraphs 6 and 7 of Exhibit B) shall be multiplied by the project capital cost percentage
           ---------
of 9.76%, and the product shall be added to the Minimum Annual Rent for Lease Years 1-5.

Section 2.04.  Early Occupancy By Tenant.
----------------------------------------

Landlord shall allow Tenant, at Tenant's option, access to the Leased Premises at least forty-five (45) days prior to the Substantial Completion Date in accordance with the Project Schedule attached hereto and made a part hereof as Exhibit B-3, without any liability for rent, to perform interior decoration
-----------
work, to install telephone and computer systems, furniture, fixtures, security and audio visual systems, and to prepare the Leased Premises for Tenant's occupancy; provided, however, that Tenant shall notify Landlord of any proposed
           --------  -------
entry and secure the approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) prior to such entry so as not to unreasonably interfere with the progress of the Shell Work or the Finish Work being carried on at the time; and provided further, however, that Landlord shall
                                  ----------------  -------
have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold

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improvements, fixtures, equipment or any other materials installed or left by
Tenant in the Leased Premises; except as provided in Article 9. Landlord and its subcontractors will exercise commercially reasonable efforts to cooperate with Tenant during this early occupancy period to accommodate Tenant's work in the Leased Premises.

Section 2.05.  Surrender of the Premises.
----------------------------------------

Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, subject to ordinary wear and tear and the provisions of Articles 8 and 10 and Sections 7.02 and 14.07. Tenant shall remove its personal property, including, but not limited to, any emergency generators and associated emergency power equipment, computer equipment, wiring and cabling (including above ceiling) and trade fixtures in the Leased Premises, at its sole cost and expense. Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing upon the Commencement Date, subject to ordinary wear and tear and the provisions of Articles 8 and 10 and Sections 7.02 and 14.07. All such personal property referenced above and trade fixtures which are not removed within ten (10) days following Landlord's written demand therefor (after the expiration or earlier termination of this Lease) shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

Section 2.06.  Holding Over.
---------------------------

If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of the Monthly Rental Installment for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate, whether or not said notice is given on the date that rent is due. This Section shall neither constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease nor limit Landlord's remedies in such event.

                               ARTICLE 3 - RENT
                               ----------------

Section 3.01.  Minimum Annual Rent.
----------------------------------

Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without deduction or offset, except as otherwise expressly set forth in this Lease, beginning on the Commencement Date and, thereafter, on or before the first day of each and every calendar month during the Term. The Monthly Rental Installments for partial calendar months shall be prorated on the basis of the total number of days in the applicable calendar month.

Section 3.02.  Additional Rent Defined Terms.
--------------------------------------------

          (a)  "Operating Expenses"  shall mean the amount of all of Landlord's
                ------------------
costs and expenses paid or incurred in operating, repairing, replacing (subject to the limits on pass-through of the cost of the capital improvements set forth below) and maintaining the Leased Premises in good condition and repair consistent with a first class office building for a particular calendar year, including, by way of illustration and not limitation, all Real Estate Taxes (as hereinafter defined in this Section); insurance premiums and commercially reasonable deductibles for insurance coverage; water, sewer, electrical and other utility charges other than the separately billed utility charges paid by Tenant pursuant to this Lease; service and other charges incurred in the repair, replacement, operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; charges for cleaning and other janitorial services (subject to

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Tenant's right to contract directly with third parties for janitorial services);
charges for window washing with reasonable frequency (no less than two (2) times per calendar year); tools and supplies used for the maintenance, repair and operation of the Leased Premises (as reasonably allocated by Landlord to the extent such tools and supplies are used at other properties); repair costs, landscape maintenance costs, security services, license, permits and inspection fees, management fees (not to exceed three percent (3%) per annum in the aggregate of the Minimum Annual Rent and Operating Expenses (exclusive of the management fee collected for the Leased Premises); and the reasonable allocation of the reasonable costs and expenses incurred by Landlord for hiring and employment of all persons to the extent such persons are engaged in the operation and maintenance of the Leased Premises, including, but not limited to, wages, salaries and benefits (collectively referred to herein as "administrative fees"); general maintenance and repair of the driveways, parking lots and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; lamp replacement; costs for maintenance of the exterior of the Building and Leased Premises, including landscaping, painting and trash removal; owners association assessments to which the Leased Premises are subject pursuant to the First Revised and Restated Riverport Project Trust Indenture, City of Maryland Heights, County of St. Louis, State of Missouri recorded in Book 8191, Page 390 of the Office of the Recorder of Deeds for St. Louis County, Missouri, and all subsequent amendments thereto and or any future restrictions or covenants placed or imposed upon the Leased Premises (the "CC&Rs"). Operating Expenses shall include the cost of capital improvements and equipment or capital repairs and replacements and other capital items only to the extent that such capital improvements are made for the purpose of reducing Operating Expenses or complying with Laws (as defined in Paragraph 1 of Exhibit B) promulgated after
                                                  ---------
the Commencement Date. The cost of any such capital improvement shall be amortized over the expected useful life of such capital improvement (as determined in accordance with consistently applied accounting principles), which amortized amount shall be included in Operating Expenses, but, with respect to capital improvements made for the purpose of reducing Operating Expenses, only to the extent that such amortized amount does not exceed the actual cost savings for such capital improvement for that particular calendar year.

     Operating Expenses shall not include the following items:

          (i) Wages, salaries and fringe benefits paid to officers or executive personnel of Landlord in their capacities as officers or executives;

          (ii) Wages, salaries and fringe benefits paid to employees of Landlord to the extent such employees are not engaged in the operation or management of the Leased Premises;

          (iii) Franchise or partnership taxes, gross receipts taxes, income taxes, inheritance taxes or any similar taxes assessed against Landlord;

          (iv) Amounts (including real estate brokerage and leasing commissions) paid for legal, arbitration, accounting, brokerage or other professional services in connection with the Leased Premises;

          (v) Interest, amortization and other charges paid with respect to mortgages or other loans and other financing or refinancing costs;

          (vi)   Rent payable under any ground lease;

          (vii) Depreciation, amortization and other non-cash charges, except for amortization of costs of capital improvements as is expressly permitted above;

          (viii) Fines or penalties incurred due to violation by Landlord of any Laws;

          (ix) Costs of removal or remediation of any Hazardous Substances considered to be detrimental to the health and safety of the

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                   occupants of the Leased Premises, without limiting Tenant's responsibility for certain costs and expenses under Article
                   14;

          (x)      Marketing and advertising costs;

          (xi) Expenses for which and to the extent Landlord is or will be reimbursed by insurance proceeds or condemnation awards;

          (xii) Costs of replacement of the mechanical and/or electrical systems servicing the Building (including heating, ventilating and air conditioning) or replacement of the roof, exterior walls, windows or elevators of the Building, except that such costs shall be passed through to Tenant as Operating Expenses in the event (a) such replacement is made necessary by the negligence, misuse, or default of Tenant, subject to Article 9 or (b) such replacement is a capital improvement expressly permitted to be included as an Operating Expense by the last two grammatical sentences of the first grammatical paragraph of this Section 3.02(a).

          (xiii) Costs of repair, maintenance, or replacement of any superstructure items (herein defined as and limited to the Building's structural steel, concrete floor slabs, and concrete foundation), except (a) if such repair, maintenance, or replacement is made necessary by the negligence, misuse, or default of Tenant, subject to Article 9 or (b) that such costs are expressly permitted to be included as an Operating Expense by the last two grammatical sentences of the first grammatical paragraph of this Section 3.02(a);

          (xiv) Costs incurred due to violations by Landlord of the terms or conditions of this Lease;

          (xv) Landlord's general overhead, except as it directly relates to the management and operation of the Leased Premises;

          (xvi)    Costs for sculptures, paintings or other objects of art;

          (xvii)   Penalties resulting from late payments by Landlord;

          (xviii) Any expense for which and to the extent Landlord is compensated through agreements of indemnity or surety bonds or guaranties;

          (xix) Any costs, fines or penalties incurred due to actual or alleged violations by Landlord of any Laws;

          (xx) Costs, including costs for capital improvements, associated with the repair of any defects relating to the initial construction of the Total Project covered by Landlord's warranties under this Lease or by any guarantees or warranties by Landlord or given for Landlord's benefit pursuant to Exhibit B;
                               ---------

          (xxi) The amount of any judgment rendered against Landlord, except for any judgment relating to the operation, maintenance, repair, or replacement of the Leased Premises;

          (xxii) Amortization of capital improvements, except as expressly permitted by the last two grammatical sentences of the first grammatical paragraph of this Section 3.02(a);

          (xxiii)  Any cost for which Landlord is responsible under this Lease;
                   and

          (xxiv) Costs of construction and repair of the cross-access and ingress/egress easements identified on Exhibit A which are
                                                          ---------
                   necessary to repair any damage caused by Landlord to such access

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               roads during construction on any land which is part of the
               Riverport Business Park.

          (b)  "Real Estate Taxes" - shall mean any form of real estate tax or
                -----------------
assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Leased Premises (or against Landlord's business of leasing the Leased Premises after the Commencement Date) by any authority having the power to so charge or tax (provided that Real Estate Taxes shall not include impact fees, except for those arising from Tenant requested changes to the Leased Premises), together with costs and expenses of contesting the validity or amount of Real Estate Taxes, which costs, at Landlord's option, may be calculated as if such contest had been performed on a contingent fee basis (whether charged by Landlord's counsel or representative; provided, however, that such fees shall be reasonably comparable
                --------  -------
to the fees charged for similar services by others not affiliated with Landlord, but in no event shall such fees exceed thirty three percent (33%) of the actual tax savings). Notwithstanding the foregoing, Tenant shall be responsible for Landlord's costs and expenses of contesting the validity or amount of Real Estate Taxes only if and to the extent that Landlord is successful in securing a reduction in Real Estate Taxes. In the event any contest in the validity or amount of Real Estate Taxes results in a refund to Landlord of any amount of Real Estate Taxes previously charged to Tenant under this Lease, Landlord shall credit the amount of such refund toward the next Monthly Rental Installment and the next monthly estimated Operating Expense payment until such refund is credited to Tenant in full (or remit such amount in cash to Tenant in the event that this Lease shall have terminated).

Landlord covenants and agrees to pay, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all Real Estate Taxes. If, pursuant to any Laws, any Real Estate Taxes are payable or may, at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Real Estate Taxes), Landlord shall pay the same, together with any accrued interest on the unpaid balance of such Real Estate Taxes, in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. Operating Expenses for a given calendar year (or partial calendar year) shall include only such installments and accrued interest for such calendar year (or partial calendar years).

Section 3.03 Payment of Additional Rent.
---------------------------------------

In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as "Additional Rent" for the Leased Premises, in each calendar year or partial calendar year, as the case may be, during the Lease Term, an amount equal to the Operating Expenses for such calendar year or partial calendar year, as the case may be. The Operating Expenses for each calendar year shall be reasonably estimated by Landlord annually, and written notice thereof shall be given to Tenant prior to the Commencement Date, and, thereafter, prior to the beginning of each calendar year. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time that the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Operating Expenses. If Real Estate Taxes or the costs of utility or janitorial services increase during a calendar year, Landlord may increase the estimated Operating Expenses during such calendar year by giving Tenant written notice to that effect, and, thereafter, Tenant shall pay to Landlord, in each of the remaining months of such calendar year, an amount equal to the amount of such increase in the estimated Operating Expenses divided by the number of months remaining in such calendar year. Within sixty (60) days after the end of each calendar or partial calendar year, as the case may be, Landlord shall prepare and deliver to Tenant a detailed reconciliation statement showing the actual Operating Expenses for such calendar year or (partial calendar year). Within thirty (30) days after receipt of such reconciliation statement, Tenant shall pay to Landlord any deficiency between the actual amount owed and the estimated payments made by Tenant during such calendar year (or partial calendar year). In the event of an overpayment by

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Tenant of the Operating Expenses for a given calendar year (or partial calendar year), Landlord shall credit the amount of such overpayment toward the next Monthly Rental Installment and the next monthly estimated Operating Expense payment until such overpayment is recovered by Tenant in full (or remit such amount in cash to Tenant in the event that this Lease shall have terminated).

Section 3.04.  Late Charges.
---------------------------

Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue beyond any grace period or beyond any notice and grace period provided for in this Lease, such unpaid amount shall bear interest from the date such unpaid amount became due and payable to the date of payment at the prime rate (as reported in The Wall Street Journal) of
                                                  -----------------------
interest ("Prime Rate"), plus six  percent (6%) per annum.

Section 3.05.  Books and Records; Audit.
---------------------------------------

Tenant shall have the right to audit (or hire an independent consultant to audit) Landlord's books and records pertaining to Operating Expenses for any calendar year (or partial calendar year) within one hundred eighty (180) days after receipt of a reconciliation statement therefor so as to verify the accuracy of such Operating Expenses. Any information obtained by Tenant pursuant to such audit shall be kept confidential by Tenant, except that Tenant may disclose such information (a) to Tenant's lenders or a prospective assignee or sublessee, (b) in litigation between Landlord and Tenant, (c) if required by court order, and/or (d) to Tenant's professionals and consultants, such as lawyers, accountants and management personnel. If such audit accurately discloses (i) that any item was improperly included or excluded in the calculation of Operating Expenses or (ii) an error in the calculation of Operating Expenses, Landlord shall either (x) credit the amount of any such overcharge toward the next Monthly Rental Installment and the next monthly estimated Operating Expense payment until such overpayment is recovered by Tenant in full or (y) bill Tenant for any undercharge.

                         ARTICLE 4 - SECURITY DEPOSIT
                         ----------------------------

A security deposit shall not be required under this Lease.

                         ARTICLE 5 - OCCUPANCY AND USE
                         -----------------------------

Section 5.01.  Use.
------------------

The Leased Premises shall be used by Tenant for the Permitted Use and for no other purposes without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.02.  Covenants of Tenant Regarding Use.
------------------------------------------------

Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with the CC&Rs and all Laws, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises; provided, however, that any
                                                   --------  -------
amendments to the CC&Rs which increase Tenant's obligations or abrogate Tenant's rights, as such obligations and rights are expressed in the CC&Rs as of the date of this Lease, shall not be binding on Tenant unless and until Tenant shall have received notice of the same, (iii) comply with the Rules and Regulations attached hereto and made a part hereof as Exhibit C, as such Rules and
                                          ---------
Regulations may be reasonably modified from time to time by Landlord, upon reasonable written notice to Tenant. Tenant shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Riverport Business Park or injure or unreasonably annoy them. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Leased Premises or increase the rate of premiums payable on any such insurance policy, unless Tenant reimburses Landlord for any increase in premiums charged.

Section 5.03.  Landlord's Rights Regarding Use.
----------------------------------------------

In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding use of and access to the Leased Premises: (a) Landlord shall have the right at any time to install and maintain directional signage, and monument signage on the Land as depicted on Exhibit A and during
                                                         ---------
the last twelve (12) months of the Term, leasing advertisement signs for the Leased Premises; (b) Landlord shall have the right at any time to grant easements, rights, and privileges (but not cross parking easements) to others in such manner as it deems necessary or proper in connection with the development and operation of the Riverport Business Park; provided, however, Landlord's
                                              --------  -------
exercise of such right shall not materially diminish Tenant's rights under the Lease, including its access to the Leased Premises or the Building; (c) Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice, except in the event of an emergency, where notice shall be appropriate under the circumstances, for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to any part of the Leased Premises, as Landlord may deem reasonably necessary or desirable; provided, however, that Landlord shall incur no liability to Tenant for such entry, except as may be otherwise expressly provided in Article 9, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to an abatement of rent except as may be otherwise expressly provided herein.

               ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES
               -------------------------------------------------

Section 6.01.  Services to be Provided by Landlord.
--------------------------------------------------

          (a) Landlord shall furnish to Tenant the following utilities and other Building services during the Lease Term:

               (i) Heating, ventilation and air-conditioning consistent with the specifications set forth in Exhibit B-2;
                                          -----------

               (ii) Electrical current for lighting, personal computer and office equipment usage consistent with the per square foot wattage set forth in Exhibit B-2;
                   -----------

               (iii) Water for lavatory, drinking and other purposes relating to the occupancy of the Leased Premises;

               (iv) Automatic elevator service on a twenty-four (24) hour per day basis;

               (v) Cleaning and janitorial service in the Building on Monday through Friday of each week, except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

               (vi) Washing of windows at intervals reasonably established by Landlord (but not less often than two (2) times per calendar year);

               (vii) Replacement of all lamps, bulbs, starters and ballasts in the Building and in the parking and landscaped areas of the Leased Premises, as required from time to time;

               (viii) Cleaning and maintenance of the Leased Premises, including the removal of rubbish, ice and snow;

               (ix) Repair and maintenance to the extent specified elsewhere in this Lease; and

               (x) Lavatory supplies and other supplies necessary in the maintenance and operation of a first class office building.

In the event of utility deregulation, Landlord may choose the utility service provider. Such provider must be licensed and reputable and shall be properly insured and financially capable of covering uninsured damage. Charges for utilities and services provided by Landlord, if any, shall not exceed the charges that would have been payable if such utilities and services had been directly billed by the utilities or service providers to Tenant. Tenant shall not incur any cost of installation or materials associated with such utility service provider's provision of its services. In the event that Landlord wishes to utilize a utility service provider other than the utility service provider serving the Leased Premises as of the Commencement Date, no such utility service provider shall be permitted to provide service to Tenant or to install its utility lines, feeders, risers, poles, wires, conduits, pipes, equipment or other machinery on or within the Building without obtaining the prior written consent of Tenant, which consent shall not be unreasonably withheld.

Section 6.02.  Additional Services.
-----------------------------------

If Tenant requests utilities or building services in addition to those identified above, then Landlord shall use reasonable efforts to furnish Tenant with such additional utilities or building services. The costs thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent at the same time Monthly Rental Installments and other Additional Rent are due.

If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the air-conditioning system of the Building or generate substantially more heat in the Building than that which would normally be generated by that typically used by other tenants in comparable office buildings, then Landlord shall, following consultation with Tenant and a reasonable opportunity for Tenant to reduce the density of its staff or reconfigure or replace such lights, machines, or equipment, have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to address such additional cooling needs, including equipment which modifies the air-conditioning system of the Building. Prior to such installation, Landlord shall provide, for Tenant's approval, an estimate of the cost of such installation. All costs reasonably expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section.

Section 6.03.  Interruption of Services.
---------------------------------------

Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service and in the event restoration of service is within Landlord's control and Landlord fails to exercise commercially reasonable efforts to restore such service within a reasonable time, thereby causing all or a portion of the Leased Premises to be rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) by Tenant for the Permitted Use for more than ten
(10) consecutive days after notice from Tenant to Landlord that such utility or service has been interrupted, Minimum Annual Rent and Additional Rent shall equitably abate (based upon the portion of the Leased Premises then rendered untenantable) on a per diem basis for each day after such ten (10) day period during which the Leased Premises remain untenantable.

               ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS
               ------------------------------------------------

Section 7.01.  Repair and Maintenance of Leased Premises.
--------------------------------------------------------

Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees (except to the extent the cost of such repairs is covered by Landlord's Special Extended Coverage Insurance), Landlord shall maintain and otherwise make all necessary repairs to and replacements of the roofs, parking lots, exterior walls, exterior doors, windows, elevators and heating, ventilating and air conditioning systems (except any supplemental HVAC systems required by Tenant), and Landlord shall keep the Building and the Leased Premises in a first class manner and safe, clean and neat condition and in compliance with all legal requirements relating to the physical condition of the Leased Premises (except those arising from Tenant's specific use of the Leased Premises). Landlord shall also be responsible for the performance of the maintenance, repair and replacement of any superstructure components of the Building, including the structural steel, the concrete floor slabs and the concrete foundation.

Section 7.02.  Repair and Maintenance of Leased Premises.
--------------------------------------------------------

Subject to the provisions of Section 7.01, Article 8 and Article 10, and subject to ordinary wear and tear and damage which Tenant is not obligated to repair, as provided elsewhere in this Lease, Tenant shall keep the Leased Premises in good order, condition and repair.

Section 7.03.  Alterations.
--------------------------

Tenant shall not permit alterations in or to the Leased Premises unless and until the plans for such alterations have been approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed with respect to non-structural and non-mechanical alterations. Notwithstanding the foregoing, Tenant may make interior, non-structural alterations to the Building aggregating no more than One Hundred Thousand Dollars ($100,000.00) in a calendar year during the Term, provided that prior to making any such alterations, Tenant shall give Landlord ten (10) business days prior written notice thereof, along with copies of all plans and specifications relating thereto. Landlord may require Tenant to remove any such alterations and restore the Leased Premises upon termination of this Lease, but only as stipulated in writing by Landlord and Tenant at the time that Tenant submits the plans for such alterations to Landlord for approval, or, in the case of such interior, non-structural alterations to the Building aggregating no more than One Hundred Thousand Dollars ($100,000.00) in cost in a calendar year during the Term, at the time that Tenant gives Landlord notice thereof. Landlord and Tenant agree that all alterations to the Leased Premises shall be performed by Landlord, unless Landlord elects in writing not to perform such alterations. Landlord shall serve as general contractor or construction manager with respect to such alterations and shall receive a fee in an amount equal to a minimum of eight percent (8%) of the actual cost of such alterations, but subject to such minimum eight percent (8%) fee, in no event shall such fee exceed the then prevailing market rate for such fees. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and reasonable attorneys' fees in connection with any construction or alteration and any related lien.


                             ARTICLE 8 - CASUALTY
                             --------------------

Section 8.01.  Casualty.
-----------------------

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair same; provided, however, Landlord's obligation hereunder shall be limited
             --------  -------
to the reconstruction of such of
the tenant improvements as were originally required to be made by Landlord within the scope of the Total Project as identified on Exhibits B-2 and B-4.
                                                       ------------     ----
Minimum Annual Rent and Additional Rent shall equitably abate during the time that the Leased Premises or any part thereof are unusable because of any such damage. Notwithstanding the foregoing, (i) if the Leased Premises are destroyed to the extent that they cannot be repaired or rebuilt within one hundred eighty
(180) days from the date of such destruction; or (ii) if the Building is destroyed by a casualty which is not covered by the insurance required hereunder, or, if covered, such insurance proceeds are insufficient to rebuild the Building, then, in the case of a clause (i) casualty, then either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days written notice to the other party, terminate this Lease with respect to matters thereafter accruing.

Section 8.02.  Property Insurance to be Carried by Landlord.
-----------------------------------------------------------

Commencing on the Substantial Completion Date, Landlord shall keep the Building (but not Tenant's personal property), and all fixtures therein, insured for the benefit of Landlord and Tenant, under a policy of Special Extended Coverage Insurance (formerly known as "all risks") in an amount equivalent to one hundred percent (100%) of the then full insurable replacement cost thereof (excluding foundations, footings and excavation land). Landlord shall also carry earthquake and flood (if the Leased Premises is located in a flood zone area) insurance policies, written separately or combined under a "Difference in Conditions" policy and such other coverage as may be deemed reasonably necessary by Landlord and/or Tenant, provided that such other coverage is obtainable, and provided further that such other coverage is such as is customarily obtained with respect to buildings similar in construction, general location, use and occupancy to the Leased Premises. Such insurance may include a deductible amount or self-insurance retentions. Such replacement cost shall be determined from time to time, but not less frequently than once in any two (2) year period by Landlord's insurer.

                             ARTICLE 9 - INSURANCE
                             ---------------------

Section 9.01.  Tenant's Insurance.
---------------------------------

Tenant shall carry insurance issued by one or more insurance companies reasonably acceptable to Landlord with the following minimum coverages:

          (a)  Workers' Compensation Insurance: minimum statutory amount.

          (b) Commercial General Liability Insurance: not less than Three Million Dollars ($3,000,000) per occurrence and annual aggregate for both bodily injury and property damage.

          (c) Special Extended Coverage Insurance (formerly known as "all risks") for the full cost of replacement of Tenant's personal property.

Each insurance policy (or an endorsement thereto) shall name Landlord and its managing agent and mortgagee, if any, as additional insureds, as their interests may appear. Each policy shall provide that it may not be canceled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with certificates of insurance evidencing all required coverages under this Section on or before the Substantial Completion Date. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance within a reasonable time after a written request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

Section 9.02   Waiver of Claims and Waiver of Subrogation.
---------------------------------------------------------

Anything in this Lease to the contrary notwithstanding, each of Landlord and Tenant hereby waives any and all rights of recovery, claims, actions or causes of action against the other party, or such other party's employees, agents or contractors, for any loss or damage to the Leased Premises, to the Building and to any personal property of the other party, arising from any cause that (i) would be insured against under the terms of any insurance required to be carried hereunder or (ii) is insured against under the terms of any insurance actually carried, regardless of whether such insurance is required to be carried hereunder. Each of Landlord and Tenant agrees that in the event of any such loss or damage, it shall look solely to its insurance for recovery. The effect of such waiver is not limited by the amount of such insurance actually carried or required to be carried, to the actual proceeds received after a loss or to any deductible applicable thereto, and either party's failure to carry insurance required under this Lease shall not invalidate such waiver. The foregoing waiver shall apply regardless of the cause or origin of any such claim, including, without limitation, the fault or negligence of either party or such party's employees, agents or contractors. Each party shall cause the insurance company that issues property insurance to such party to waive any rights of subrogation with respect to such property insurance and shall cause the insurance company to issue an endorsement to evidence compliance with such waiver of subrogation. Each of Landlord and Tenant shall bear the costs associated with obtaining such waiver of subrogation from its insurance company. This provision shall survive the expiration or earlier termination of this Lease.

Section 9.03. Tenant's Responsibility.
-------------------------------------

Subject to Section 9.02, Tenant shall protect, indemnify and hold Landlord harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occasioned by or arising out of the negligence or intentional misconduct of Tenant or its employees or agents, except for any loss or damage covered by Landlord's Special Extended Coverage Insurance as provided in Section 8.02; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or earlier termination of this Lease.

Section 9.04. Landlord's Responsibility.
---------------------------------------

Subject to Section 9.02, Landlord shall protect, indemnify and hold harmless Tenant from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occasioned by or arising out of the negligence or intentional misconduct of Landlord or its employees or agents, except for any loss or damage covered by Tenant's Special Extended Coverage Insurance as provided in Section 9.01; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or earlier termination of this Lease. Landlord shall carry commercial general liability insurance issued by one or more insurance companies reasonably acceptable to Tenant with a minimum coverage of not less than Three Million Dollars ($3,000,000) per occurrence and annual aggregate for both bodily injury and property damage.


                          ARTICLE 10 - EMINENT DOMAIN
                          ---------------------------

If all or any substantial part of the Leased Premises shall be acquired by the exercise of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease by giving written notice to Tenant on or before (but effective as of) the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain or any private purchase in lieu thereof so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord on or before (but effective as of) the date possession thereof is so taken. If a part of the Leased Premises is taken but the remaining part is tenantable and adequate for the Permitted Use, or if Tenant has not otherwise terminated its Lease in accordance with this Section, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations, and improvements as may be necessary to render the part not taken or conveyed tenantable to the extent the condemnation award proceeds received by Landlord are sufficient, and the rent shall be reduced in proportion to the part of the Leased Premises so taken or conveyed. All damages awarded shall belong to Landlord; provided,
                                                                 --------
however, that Tenant may recover any damages suffered or sustained by Tenant as
-------
a result of a taking only of the property which belongs to Tenant and moving expenses or other award available to Tenant provided such amount is not subtracted from Landlord's award and does not seek to recover loss of any part of Tenant's leasehold interest.

                     ARTICLE 11 - ASSIGNMENT AND SUBLEASE
                     ------------------------------------

Section 11.01.  Assignment and Sublease; Consent.
------------------------------------------------

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied. Tenant shall be permitted to sublease only space within the Building, which may also include, in conjunction with the subleasing of such space, those appurtenant portions of the Land necessary for a subtenant's leasing of such space within the Building, such as rights to use the parking areas, driveways and sidewalk areas. The transfer of the shares of stock of Tenant shall not be deemed to be an assignment. In the event of any permitted assignment or subletting by Tenant, Tenant shall remain primarily liable hereunder. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease under this Section, Landlord reserves the right to refuse to give such consent if, in Landlord's reasonable opinion,
(a) the Leased Premises are or may be in any way materially and adversely affected; (b) the business reputation of the proposed assignee or subtenant is unacceptable; or (c) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. If Landlord refuses to give its consent to any proposed assignment or subletting, and such refusal is likely to or will result in the voluntary or involuntary filing of a petition in bankruptcy, insolvency, or reorganization or arrangement by or against Tenant pursuant to any federal or state statute, Landlord may, at its option, within thirty (30) days after receiving notice of such proposed assignment or subletting, terminate this Lease by giving thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liabilities. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises, such amount not to exceed One Thousand Dollars ($1,000.00) for each such request.

Section 11.02.  Permitted Transfer.
----------------------------------

Notwithstanding the provisions of Section 11.01, Tenant may assign the Lease or sublease all or any portion of the space within the Building, which may also include, in conjunction with the subleasing of such space, those appurtenant portions of the Land necessary for a subtenant's leasing of such space within the Building, such as rights to use the parking areas, driveways and sidewalk areas, without Landlord's consent, to any of the following types of entities (a "Permitted Transferee"): (i) any successor corporation or other entity resulting from a merger or consolidation of Tenant; (ii) any purchaser of all or substantially all of Tenant's assets; or (iii) any entity which controls, is controlled by, or is under common control with Tenant. Tenant shall give Landlord written notice of any such assignment or sublease within thirty (30) days after the effective date of such assignment or sublease. Any Permitted Transferee shall assume in writing all of Tenant's obligations under this Lease. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under this Lease. Nothing in this

Section is intended to or shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute an Event of Default hereunder. Landlord's consent shall not be required in the event that Tenant licenses operation of its mailroom, copy service or dining facility to a third party vendor.

                      ARTICLE 12 - TRANSFERS BY LANDLORD
                      ----------------------------------

Section 12.01.  Sale of the Building.
------------------------------------

Landlord shall have the right to sell the Leased Premises at any time during the Lease Term, subject only to the rights of Tenant hereunder, and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance, provided that such transferee assumes all of Landlord's obligations hereunder thereafter occurring.

Section 12.02.  Subordination and Estoppel Certificate.
------------------------------------------------------

Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Leased Premises by so declaring in such mortgage. Within fifteen (15) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument (reasonably approved by Tenant) which Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease and/or an estoppel certificate in such form as Landlord may reasonably request and Tenant shall reasonably approve, certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which Minimum Annual Rent and Additional Rent has been paid, (iii) that there are not, to Tenant's actual knowledge, any uncured defaults by Landlord under this Lease or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting this Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of any portion of the Leased Premises to whom such estoppel is addressed. Notwithstanding the foregoing, if a mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, and provided that Tenant shall not be in default beyond any applicable notice and cure period provided for in this Lease, this Lease and Tenant's rights under this Lease shall be recognized by such mortgagee, Tenant's possession of the Leased Premises shall not be disturbed, and this Lease shall remain in full force and effect. Similarly, Landlord will cooperate with Tenant, including (without limitation) executing reasonable estoppels, waivers and consents reasonably approved by Landlord in connection with any debt financing Tenant may obtain during the Lease Term.

                        ARTICLE 13 - DEFAULT AND REMEDY
                        -------------------------------

Section 13.01.  Default.
-----------------------

The occurrence of any of the following shall be an "Event of Default":

          (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within ten (10) days after Landlord has delivered notice to Tenant that the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after Landlord has delivered notice to Tenant that the same is due; provided, however, that Landlord shall not be required to give such notice with regard to monetary defaults more than two (2) times in any consecutive twelve (12) month period.

          (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

          (c) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

Section 13.02.  Remedies.
------------------------

Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

          (a) Landlord may enter the Leased Premises in accordance with the provisions of this Lease or by legal process, as the case may be, and cure any default of Tenant, and Tenant shall reimburse Landlord, as Additional Rent, for any reasonable costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, except as provided herein or as permitted by law.

          (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises by legal process as of the date of such Event of Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects by any lawful means, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all Minimum Annual Rent and Additional Rent which would have been due under this Lease for the remainder of the Lease Term, less the present value of the fair market rental value of the Leased Premises (including Additional Rent) which Landlord reasonably determines could reasonably be recovered by Landlord from re-letting the Leased Premises under then-current and reasonably anticipated market conditions for the remainder of the Lease Term, to be immediately due and payable, whereupon Tenant shall be obligated to pay such amount to Landlord, together with all loss or damage which Landlord may sustain by reason of such Event of Default, which shall include, without limitation, the expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, reasonable brokers' commissions and reasonable attorneys' fees ("Landlord's Default Damages"), it being expressly understood and agreed that the liabilities and remedies specified in this paragraph (b) shall survive the termination of this Lease.

          (c) Landlord may, without terminating this Lease, re-enter the Leased Premises by legal process and re-let all or any part thereof for a term different from that which would otherwise have constituted the remainder of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the Minimum Annual Rent and Additional Rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises for the period which would otherwise have constituted the remainder of the Lease Term, together with all of Landlord's Default Damages.

          (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from an Event of Default.

Section 13.03.  Landlord's Default and Tenant's Remedies.
--------------------------------------------------------

Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day (30) period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default by Landlord, Tenant may, in addition to any rights or remedies allowed by law or in equity, sue for injunctive relief or to recover damages for any loss directly resulting from such breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder, except as expressly provided herein. Provided that Landlord is in default hereunder beyond the notice and cure periods provided for above and provided that Tenant has given Landlord a second written notice served no sooner than fifteen (15) days following Tenant's first default notice to Landlord, advising Landlord of Landlord's default and of Tenant's contractual rights to cure Landlord's default and offset such costs to cure against Tenant's Minimum Annual Rent and Additional Rent as provided herein, Tenant shall have the right to use reasonable measures to cure such default on behalf of Landlord and offset the reasonable costs thereof against Minimum Annual Rent and Additional Rent due under this Lease in an amount not to exceed Seventy-Five Thousand Dollars ($75,000.00) per calendar year.

Section 13.04.  Limitation of Landlord's Liability.
--------------------------------------------------

If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by Landlord under this Lease, and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Leased Premises for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

Section 13.05.  Nonwaiver of Defaults.
-------------------------------------

Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full Minimum Annual Rent or Additional Rent when due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06.  Attorneys' Fees.
-------------------------------

If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment or settlement against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

                ARTICLE 14 - TENANT'S RESPONSIBILITY REGARDING
                ----------------------------------------------
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES
                  -------------------------------------------

Section 14.01.  Environmental Definitions.
------------------------------------------

          (a) "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental condition of the Leased Premises and the Building, the rules and regulations of the federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises and the Building.

          (b) "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "solid waste" or "infectious waste" under Environmental Laws.

Section 14.02.  Compliance.
---------------------------

Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws, including any notice from any governmental source having jurisdiction over the Leased Premises, which notice is issued pursuant to the Environmental Laws, which shall impose any duty upon Tenant with respect to Tenant's use, occupancy, maintenance or alteration of the Leased Premises.

Section 14.03.  Restrictions on Tenant.
--------------------------------------

Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for Tenant's Permitted Use, in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with Environmental Laws and customary standards prevailing in the industry.

Section 14.04.  Notices and Affidavits.
--------------------------------------

Tenant shall promptly notify Landlord (upon discovery by Tenant) of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees, or contractors of the Environmental Laws which affects the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises. Tenant shall promptly deliver to Landlord any notice received by Tenant from any governmental source relating to the foregoing or relating to any violation by Tenant of the Environmental Laws on, under or about the Leased Premises.

Section 14.05.  Landlord's Rights.
---------------------------------

Landlord and its agents shall have the right, but not the duty, upon reasonable advance notice (except in the case of an emergency when notice required to be provided shall be such notice which is appropriate under the circumstances, which in certain instances may result in no prior notice being given to Tenant) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby, except as provided in Article 9.

Section 14.06.  Tenant's Indemnification.
----------------------------------------

Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including reasonable attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 14. The covenants and obligations of Tenant under this Article 14 shall survive the expiration or earlier termination of this Lease.

Section 14.07.  Existing Conditions.
-----------------------------------

Duke represents and warrants that the Leased Premises and the Building are free from Hazardous Substances on the date of this Lease and shall be free from Hazardous Substances on the Commencement Date, except as may be disclosed in that certain environmental site assessment report prepared by Dames & Moore dated October 23, 1997. Duke further represents and warrants that the soil in and upon the Leased Premises and the ground water serving the Leased Premises and the Building are free from Hazardous Substances on the date of this Lease and shall be free from Hazardous Substances on the Commencement Date, except as may be disclosed in that certain environmental site assessment report prepared by Dames & Moore dated October 23, 1997. Notwithstanding anything contained in this Article 14 to the contrary, Tenant shall not have any liability to Landlord under this Article 14 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date, except to the extent Tenant causes or exacerbates the same.

Section 14.08.  Landlord's Indemnification.
------------------------------------------

Landlord shall indemnify Tenant from any and all damages, claims or liabilities Tenant incurs by reason of (i) Landlord's violation of any Environmental Laws or the generation, use or release of any Hazardous Substances by Landlord in connection with the Leased Premises or the Building or property appurtenant to the Leased Premises and (ii) any conditions existing, or events occurring, or any Hazardous Substances existing or generated at, in, on, under or in connection with the Leased Premises or the Building prior to the Commencement Date, except to the extent caused or exacerbated by Tenant. The covenants and obligations of Landlord under this Article 14 shall survive the expiration or earlier termination of this Lease and shall be binding on the Landlord's successors and assigns.

                          ARTICLE 15 - MISCELLANEOUS
                          --------------------------

Section 15.01.  Benefit of Landlord and Tenant.
----------------------------------------------

This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 15.02.  Governing Law.
-----------------------------

This Lease shall be governed in accordance with the laws of the State of Missouri.

Section 15.03.  Force Majeure.
-----------------------------

Each of Landlord and Tenant shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond the control of the party asserting such delay (except with respect to the payment of Minimum Annual Rent or Additional Rent or any other monetary obligation payable by Tenant under the Lease), including, but not limited to, work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; fire, earthquake, flood, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, or sabotage; orders of government or civil or military authorities; or unusual weather conditions (collectively, "Force Majeure Events," and individually, a "Force Majeure Event"); provided, however, that for purposes of this definition, lack of funds
         --------  -------
or inability to obtain financing on the part of Landlord or Tenant shall not be deemed to be a Force Majeure Event.

Section 15.04.  Examination of Lease.
------------------------------------

Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for lease, and this instrument is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 15.05.  Indemnification for Leasing Commissions.
-------------------------------------------------------

Each of Landlord and Tenant hereby represent and warrant to the other that it has had no dealings with any real estate brokers in the negotiation and execution of this Lease, except the Brokers identified in Section 1.01(H), whose fees shall be paid by Landlord pursuant to the terms and conditions of a separate written agreement between Landlord and the Brokers. Each party shall indemnify the other from any and all liability, including reasonable attorneys' fees, for the breach of this representation and warranty on its part and for commissions or other compensation claimed by any other broker or person claiming the same by, through or under the indemnifying party.

Section 15.06.  Notices.
-----------------------

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, or transmitted via facsimile to the party who is to receive such notice at the address or facsimile number specified in Section 1.01(K). If delivered in person, the notice shall be deemed given as of the delivery date. If sent by overnight courier, the notice shall be deemed to have been given one (1) day after it was sent. If mailed, the notice shall be deemed to have been given on the date which is three (3) business days following mailing. If sent via facsimile, the notice shall be deemed to have been given on the date of transmission. Either party may change its address or facsimile number by giving written notice thereof to the other party in the manner provided in this Section.

Section 15.07.  Partial Invalidity; Complete Agreement.
------------------------------------------------------

If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 15.08.  Authority.
-------------------------

Each of Landlord and Tenant represents and warrants that (i) it is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

Section 15.09.  Financial Statements.
------------------------------------

During the Term and any extensions thereof, Tenant shall, upon Landlord's written request, which request shall not be made more frequently than once during each calendar year, provide to Landlord a copy of Tenant's most recent audited financial statements prepared as of the end of Tenant's fiscal year. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing, Landlord agrees to accept Tenant's annual report which is generally available to the public in full satisfaction of Tenant's obligations hereunder so long as Tenant remains a publicly traded company subject to regulation by the Securities and Exchange Commission. In the event Tenant should cease to be a publicly traded company and is asked to submit financial statements pursuant to the terms of this Section, Landlord agrees to keep such information confidential within Landlord's organization, except that Landlord shall be permitted to disclose such information on a need to know basis to Landlord's financial analysts, prospective purchasers or prospective lenders.

Section 15.10.  ADA Compliance.
------------------------------

The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act (42 U.S.C. 12101 et seq.), as well as the regulations and accessibility guidelines promulgated thereunder, as each of the foregoing is supplemented or amended from time to time (collectively, the "Act") shall be apportioned as follows:

          (a) Landlord represents and warrants that, as of the Commencement Date, the Shell Work shall be in compliance with the Act;

          (b) Tenant shall be responsible for all future alterations, additions or improvements to the Leased Premises in order to bring the Leased Premises in compliance with the Act during the Term. In the event that at any time during the Term, Tenant is required by the Act to make any alterations or modifications within the Leased Premises in order to accommodate any employee or customers of Tenant or any applicant for employment with Tenant, Landlord agrees that Tenant shall have the right, at Tenant's sole expense, to alter or modify the Leased Premises so as to comply with the Act, so long as such alteration or modification does not affect the structural integrity of the Building. Such alterations shall be subject to the terms and conditions of Section 7.03 and prior written approval by Landlord of the plans and specifications therefor.

          (c) All construction, alterations and modifications required or permitted hereunder shall be done in a good and workmanlike manner.

          (d) Each of Landlord and Tenant agrees to indemnify and hold harmless the other from and against any and all fines, suits, demands, losses and actions (including reasonable attorneys' fees and court costs) arising out of or related to its failure to perform any of its obligations under this Section.

Section 15.11.  Quiet Enjoyment.
-------------------------------

Provided there exists no Event of Default, Tenant shall have the right to quiet and peaceful possession and enjoyment of the Leased Premises throughout the Term, the First Extension Term or the Second Extension Term (as those terms are defined in Section 15.14), as the case may be.

Section 15.12.  Parking.
-----------------------

Landlord agrees that Tenant shall have the right to use, on an exclusive basis during the term of this Lease, the parking areas designated on the site plan attached hereto as Exhibit A.
                   ----------

Section 15.13.  Signage.
-----------------------

Subject to (i) zoning and other municipal and county regulations, as well as any restrictions set forth in the CC&Rs, and (ii) Tenant's compliance with the foregoing regulations and restrictions, Tenant may, at its own cost and expense, erect signage identifying its business, including, but not limited to, exterior signage on the Building or monument signage outside the Building ("Signage") on, in, or around the Leased Premises. Landlord shall have the right to approve any Signage, including the location, size, color and style of any such Signage, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to maintain such Signage in a first-class condition and in compliance with all applicable Laws. Upon the expiration or earlier termination of this Lease, Tenant shall remove any Signage and repair all damage to the Building or grounds surrounding the Building caused as a result of the installation of such Signage. Landlord does not warrant the availability of any Signage to Tenant. Tenant shall indemnify and hold harmless Landlord from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from any Signage or the rights granted to Tenant herein.

Section 15.14.  Tenant Right to Contract.
-----------------------------------------

Tenant shall have the right to contract directly with third party vendors for janitorial and vending services; provided, however, that such contractor or vendor shall be subject to the reasonable approval of Landlord.

Section 15.15.  Options to Extend.
----------------------------------

          (a) Provided that no Event of Default shall have occurred and be continuing, Tenant shall have the option to extend the initial Term for two (2) successive periods of five (5) years each (the "First Extension Term" or the "Second Extension Term," as the case may be, and collectively, the "Extension Terms") upon the same terms and conditions of this Lease in effect at the expiration of the initial Term or the First Extension Term, as the case may be, except that the Minimum Annual Rent (not including Additional Rent) for the Extension Terms shall be adjusted as set forth below (in each case, the "Rent Adjustment"). Tenant, if it elects to exercise either option to extend, shall do so by delivering written notice of such election to Landlord no later than one
(1) year prior to the expiration of the initial Lease Term or the First Extension Term, as the case may be. Unless Landlord otherwise agrees in writing, Tenant's rights under this Section shall terminate if Tenant fails to timely and properly exercise either option to extend.

          (b) The Rent Adjustment for the First Extension Term shall be an amount equal to the product obtained by multiplying the Minimum Annual Rent for the tenth (10th) lease year (not including Additional Rent) by one hundred and fifteen percent (115%). The Rent Adjustment for the Second Extension Term shall be determined as follows: Within twenty (20) days after receipt of Tenant's notice to extend, Landlord shall send written notice to Tenant of the "prevailing rental rate" (based upon market rent for premises of comparable size, age, quality and tenant finish improvements as are found in the Earth City/Riverport area to a tenant of similar credit standing as Tenant, excluding free rent and other concessions) (the "Rental Criteria") and shall advise Tenant of Landlord's proposed Rent Adjustment, if any. If Tenant disagrees with Landlord's determination of prevailing rental rates (based on the Rental Criteria) and such proposed Rent Adjustment, Tenant may, but only within forty-five (45) days after receipt of Landlord's notice, require by written notice to Landlord that determination of the prevailing rental rate (based on the Rental Criteria) and determination of the Rent Adjustment be made by appraisers. In such event, within ten (10) days thereafter, each party shall select an MAI appraiser (i) with at least ten (10) years experience in appraising commercial property and buildings in the Earth City/Riverport area comparable to the Leased Premises, and (ii) currently certified under the continuing education program of The Appraisal Institute, or its successor (any such appraiser meeting the foregoing requirements to be hereinafter called an "Appraiser"). The two Appraisers shall give their opinion of the prevailing rental rates (based on the Rental Criteria) within twenty (20) days after their retention. In no event, however, shall the Minimum Annual Rent in the Second Extension Term be less than the then Minimum Annual Rent payable by Tenant during the First Extension Term. In the event that the opinions of the two Appraisers differ and, after good faith efforts over the succeeding twenty (20) day period, the Appraisers cannot mutually agree, the Appraisers shall immediately and jointly appoint a third Appraiser with the qualifications specified above. The Minimum Annual Rent during the Second Extension Term shall be established by the third Appraiser based on the Rental Criteria; provided, however, that said Rent Adjustment shall not be greater than the initial high appraisal or be less than the initial low appraisal. Each party shall pay its own costs for its Appraiser and shall equally share the costs of any third Appraiser. The parties shall immediately confirm the Rental Adjustment for the Second Extension Term in writing. The Minimum Monthly Rent during each Extension Term shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for each such Extension Term and shall be paid at the same time and in the same manner as provided in Section 3.01.

Section 15.16.  Option to Purchase.
-----------------------------------

          (a) Tenant shall have the option to purchase the Leased Premises effective as of the Commencement Date. Tenant shall exercise such option by giving written notice to Landlord of its election to purchase the Leased Premises no later than one hundred twenty (120) days prior to the Commencement Date. Tenant's rights under this Section shall terminate if Tenant fails to timely and properly exercise this purchase option. If such option is validly exercised by Tenant, the purchase price shall be equal to the product obtained by multiplying the Total Project Cost by 1.035. Closing of the purchase shall be subject to customary real estate acquisition terms and conditions, including, without limitation, title, survey and environmental due diligence and receipt of a satisfactory owner's policy of title insurance at closing. Tenant may assign its rights as purchaser to a third party designated by Tenant. Tenant may record a memorandum of purchase option in the real property records of St. Louis County upon execution and delivery of this Lease.

          (b) If Tenant exercises its option to purchase Landlord's interest in the Leased Premises as set forth herein, Landlord shall have the right to identify other real estate of like kind which it desires to acquire in exchange for the Leased Premises (the "Replacement Property") in a transaction that Landlord intends to qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code. Tenant shall make all reasonable efforts to cooperate with Landlord with respect to such Section 1031 exchange, provided that (i) the date of closing hereunder is not delayed, (ii) Tenant shall not be required to take title to the Replacement Property, and (iii) Landlord shall indemnify and hold Tenant harmless from and against any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Tenant as a result of or in connection with Landlord's acquisition of the Replacement Property. If, at the time of closing of Tenant's purchase of Landlord's interest in the Leased Premises hereunder, Landlord has not identified or is not ready to acquire the Replacement Property, Landlord shall have the right to assign all of its right, title and interest in and to the purchase price to a qualified intermediary.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

DUKE CONSTRUCTION LIMITED PARTNERSHIP,

an Indiana limited partnership

By: Duke Realty Services Limited Partnership, an Indiana limited partnership, its general partner

By:  Duke Services, Inc., an Indiana corporation,
its general partner

By: /s/ Gregory N. Czarnik
    -----------------------------

Printed: Gregory N. Czarnik
        -------------------------

Title:    Construction Manager
      ---------------------------


TENANT:

UNIGRAPHICS SOLUTIONS INC.,

a Delaware corporation

By:  /s/ John Mazzola
   ------------------------------

Printed:  John Mazzola
        -------------------------

Title:  President and Chief Executive Officer
      ---------------------------

                             TENANT ACKNOWLEDGMENT

STATE OF MISSOURI     )
                      )  SS
COUNTY OF ST. LOUIS   )

     Before me, a Notary Public in and for said County and State, personally appeared John Mazzola, by me known to be the President and CEO of Unigraphics Solutions Inc., a Delaware corporation, who acknowledged the execution of the foregoing "Office Lease" on behalf of said corporation.

     WITNESS my hand and Notarial Seal this 7th day of July, 2000.

                                   /s/ Kimberly Graczyk
                                   ---------------------------------
                                   Notary Public

My Commission Expires:

  6/10/2001
------------------------
(Seal or Stamp)

                                     [NOTARY SEAL APPEARS HERE]

                            LANDLORD ACKNOWLEDGMENT

STATE OF INDIANA         )
                         )  SS
COUNTY OF MARION         )

     Before me, a Notary Public in and for said County and State, personally appeared Gregory N. Czarnik, by me known to be the Construction Manager Duke Services, Inc., an Indiana corporation, the general partner of Duke Realty Services Limited Partnership, an Indiana limited partnership, the general partner of Duke Construction Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing "Office Lease" on behalf of said corporation and partnerships.

     WITNESS my hand and Notarial Seal this 7th day of July, 2000.


                                        /s/ Kathleen M. Wade
                                        ----------------------------------
                                        Notary Public

My Commission Expires:

May 4, 2002
----------------------
(Seal or Stamp)
                                        [NOTARY SEAL APPEARS HERE]

                                LEASE EXHIBITS
                                --------------

Exhibit A - Site Plan of Leased Premises and Legal Description of the Land
---------

Exhibit B - Shell Work and Finish Work
---------

Exhibit B-1 - Total Project Cost
-----------

Exhibit B-2 - Shell Plans and Specifications
-----------

Exhibit B-3 - Project Schedule
-----------

Exhibit B-4 - Approved Interior Plans and Specifications
-----------

Exhibit C - Rules and Regulations
---------

"The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request."

                                   EXHIBIT A
                                   ---------

         Site Plan of Leased Premises and Legal Description of the Land
         --------------------------------------------------------------


                                    Lot 2A
                                    ------

A tract of land being part of Lot 2 of Duke/Riverport Site No. 1, a subdivision according to the plat thereof recorded in Plat Book 346 Page 630 of the Recorder of Deed's Office in St. Louis County, Missouri and being located in U.S. Survey 1891, Township 46 North, Range 5 East of the 5/th/ Principal Meridian, City of Maryland Heights, St. Louis County, Missouri, and being more particularly described as follows:

Beginning at the Northeasterly corner of above said Lot 2, said point also being located on the Westerly line of Riverport Drive, 74 feet wide, said point also being located on a curve to the right for which the radius point bears South 81 degrees 27 minutes 33 seconds West 1042.00 feet; thence along the Westerly line of above said Riverport Drive the following courses and distances; thence in a Southerly direction along last said curve an arc distance of 503.13 feet to a point of tangency; thence South 19 degrees 07 minutes 26 seconds West 282.51 feet; thence departing last said Westerly line North 70 degrees 54 minutes 39 seconds West 578.10 feet to a point on a curve to the left for which the radius point bears North 68 degrees 32 minutes 44 seconds West 1712.50 feet; thence along last said curve an arc distance of 532.74 feet to a point in the Northerly line of above said Lot 2, said point also being located on a curve to the left for which the radius point bears North 04 degrees 46 minutes 16 seconds East
869.00 feet; thence along the Northerly line of above said Lot 2 the following courses and distances; thence along last said curve an arc distance of 188.56 feet to a point of tangency; thence North 82 degrees 20 minutes 19 seconds East
384.89 feet to the Point of Beginning and containing 380,807 square feet or
8.742 acres more or less.

                                   Exhibit A
                                   ---------

                                   Site Plan


                                   Exhibit A
                                   ---------

                                   Site Plan

                                   EXHIBIT B
                                   ---------

                          Shell Work and Finish Work
                          --------------------------

          1.   Shell Work.  The scope of the work for the shell improvements
               ----------
(the "Shell Work") to be performed by Landlord is set forth in the plans and specifications which are identified on Exhibit B-2 attached hereto and made a
                                       -----------
part hereof (the "Shell Plans"). Landlord shall promptly construct the Shell Work in a good and workmanlike manner, in accordance with all applicable zoning and other ordinances, building codes and regulations, laws, statutes, ordinances, codes, standards, regulations, rules, orders, decisions and requirements of all federal, state and local authorities, and any other body or bodies exercising similar functions (collectively, the "Laws"), all of the improvements and supply all work, labor, materials and equipment necessary to complete the Shell Work in accordance with the Shell Plans. The Shell Work shall include, without limitation, the installation of landscaping, parking lots, driveways, electric, water, storm drainage facilities and sanitary sewer systems, the installation of conduit for telephone lines up to the Building, and all other improvements shown on the Shell Plans for the benefit of the Leased Premises.

          2.   Finish Work.  Landlord shall construct certain leasehold
               -----------
improvements (the "Finish Work") in the Leased Premises pursuant to plans and specifications (the "Interior Plans") which Tenant shall provide to Landlord in accordance with the Project Schedule, dated June 30, 2000, a copy of which is attached hereto and made a part hereof as Exhibit B-3. The Interior Plans shall
                                          -----------
be delivered to Landlord and shall be subject to Landlord's reasonable approval, which Landlord shall provide within seven (7) business days after Landlord's receipt of the Interior Plans. If Landlord disapproves of all or any portion of the Interior Plans, Landlord shall give Tenant an explanation of the reasons for such disapproval and the corrections or changes that are necessary for Landlord to approve the Interior Plans. Landlord and Tenant shall fully cooperate with each other to revise the Interior Plans until the Interior Plans are acceptable to Landlord and Tenant. At the time that the Interior Plans, including any corrections and changes thereto, are approved by Landlord, they shall be signed and dated by Landlord and Tenant, shall be known collectively as the "Approved Interior Plans," and a schedule of such Approved Interior Plans shall be attached hereto and made a part hereof as Exhibit B-4. Landlord's approval of
                                          -----------
the Interior Plans shall neither constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Leased Premises nor create any liability or responsibility on the part of Landlord for compliance of the Interior Plans with Laws, but shall merely be the consent of Landlord to the performance of the Finish Work. Landlord shall promptly construct in a good and workmanlike manner all of the improvements and supply all work, labor, materials and equipment necessary to complete the Finish Work in accordance with the Approved Interior Plans. Performance of construction of the Finish Work shall be in accordance with Laws. The Shell Work and the Finish Work shall be referred to collectively herein as the "Total Project."

          3.   Working Drawings.  If necessary for the performance of the Finish
               ----------------
Work, Tenant shall prepare final working drawings and specifications for the Finish Work (the "Working Drawings") based upon and consistent with the Approved Interior Plans. Tenant shall provide the Working Drawings to Landlord in accordance with the Project Schedule. The Working Drawings shall be subject to Landlord's reasonable approval with respect to non-structural improvements only, which Landlord shall provide within three (3) business days after Landlord's receipt of any such Working Drawings. If Landlord disapproves of any such Working Drawings, Landlord shall give Tenant an explanation of the reasons for such disapproval and the corrections or changes that are necessary for Landlord to approve such Working Drawings. Landlord and Tenant shall fully cooperate with each other to revise such Working Drawings until they are acceptable to Landlord and Tenant.

          4.   General Contractor.  Landlord shall act as the general contractor
               ------------------
for the Total Project. Landlord's compensation for its services as the general contractor shall be an amount equal to seven percent (7%) of the costs of the Shell Work and eight percent (8%) of the costs of the Finish Work.

          5.   Finish Work Allowance.  Landlord shall provide Tenant with a
               ---------------------
tenant finish improvement allowance in an amount not to exceed Twenty-Five Dollars ($25.00) per square foot of the Rentable Area (as defined in Section
1.01 (B)) of the Leased Premises (the "Finish Work Allowance"), which shall be applied solely toward the cost of constructing and completing the Finish Work in accordance with the Approved Interior Plans. The Finish Work Allowance may not be used for the purchase of furniture, artwork, telephone systems or computer systems or any architectural or space planning costs.

          6.   Finish Work in Excess of the Finish Work Allowance.  The cost of
               --------------------------------------------------
any portion of the Finish Work which exceeds the Finish Work Allowance ("Above-Allowance Work") shall be borne by Tenant. After the cost of the Finish Work exceeds the Finish Work Allowance, Landlord shall submit to Tenant monthly invoices for progress payments (which invoices shall reflect retainage) on the Above-Allowance Work. Such invoices shall indicate (i) the amount of Above-Allowance Work completed during the prior month, and (ii) the amount due and payable from Tenant for such Above-Allowance Work. Tenant shall remit payment to Landlord for the full amount indicated on such invoices within ten (10) business days of its receipt of the same.

          7.   Change Orders. Tenant shall be allowed to make changes to the
               -------------
Total Project, subject to Landlord's reasonable approval, as follows: Tenant shall request such changes in a written change order ("Change Order(s)") signed by Tenant's Change Order Designee (as defined below) and delivered to Landlord. Within five (5) business days after Landlord's receipt of a Change Order, Landlord shall respond to Tenant by submitting to Tenant either (a) a detailed statement of the cost of such changes (including additional fees, general conditions or overhead, if any) or (b) a written estimate of such additional time as Landlord requires to provide Tenant with the statement contemplated in subpart (a) above. Within five (5) days after Tenant's receipt of Landlord's detailed statement as contemplated by subpart (a) above, Tenant shall notify Landlord as to whether Tenant desires Landlord to proceed with such Change Order. In the event that Tenant fails to notify Landlord within such five (5) day period, the Change Order shall be deemed withdrawn, and Tenant shall pay Landlord all costs incurred by Landlord as a result of the submission of such Change Order upon Tenant's receipt from Landlord of documentation in reasonable detail, substantiating such costs. A Change Order requested by Tenant shall not increase the amount of the Finish Work Allowance or the GMP (as defined in
Section 2.03). In the event that the cost of any Change Order increases the costs of the Shell Work or the Finish Work, including construction costs, engineering fees, architectural fees or space planning costs, beyond the amounts identified on Exhibit B-1, Tenant shall reimburse Landlord for such excess
              -----------
amounts within ten (10) business days after Tenant's receipt of an invoice from Landlord respecting such increased costs and fees; provided, however, that if any Change Order requested by Tenant should result in a decrease in the costs of the Shell Work or the Finish Work as identified on Exhibit B-1, the amount of
                                                   -----------
such decrease shall be credited to Tenant in proportion to the amounts set forth in Section 2.03, first against any liability Tenant may have to reimburse Landlord for any work authorized by an approved Change Order pursuant to this paragraph, and second as a reduction of Tenant's Minimum Annual Rent pursuant to
Section 2.03. Tenant shall have the obligation to provide Landlord with any additional information (including, but not limited to, plans, specifications and drawings) which is necessary in order to perform and complete work authorized by an approved Change Order, and Tenant shall be solely responsible for such costs and expenses, including, but not limited to, all architectural and engineering fees incurred in revising the Approved Interior Plans. A general contractor fee in the amount of seven percent (7%) with respect to a Change Order for Shell Work and eight percent (8%) with respect to a Change Order for Finish Work shall be charged to Tenant. A Change Order signed by Tenant's Change Order Designee shall be incorporated into and deemed a part of Exhibit B-2 or Exhibit B-4, as
                                                -----------    -----------
appropriate, for all purposes of the Lease. Landlord and Tenant hereby acknowledge that Tony Tocco (or any other entity or individual subsequently designated by Tenant to Landlord in writing from time to time) shall serve as Tenant's Change Order Designee ("Tenant's Change Order Designee"), and Landlord and Tenant agree that Tenant's

Change Order Designee shall have full and complete authority to bind and commit Tenant with respect to any Change Order requested by Tenant.

          8.   Tenant Delays.  A "Tenant Delay" shall mean any delay in the
               -------------
completion of the Total Project attributable to Tenant as a result of one of the following:

     (a)  Tenant's failure to meet any of the dates specified in this Exhibit B,
                                                                      ---------
          the Project Schedule or the Lease, including Tenant's failure to grant its approval in the time periods specified or to timely make any payments due hereunder;

     (b)  Change Orders;

     (c) Tenant's requirements for special work or materials, finishes or installations in addition to or other than Landlord's standard finish out materials or those specified in the Shell Plans or the Approved Interior Plans;

     (d) the performance of any work in or on the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant; or

     (e)  any other act or omission of Tenant.

The Commencement Date of the Lease and Tenant's obligation to commence paying Minimum Annual Rent and Additional Rent for the Leased Premises shall not be delayed or postponed on account of any Tenant Delay.

          9.   Open Book Bidding for Variable Cost Items, Allowance Items or the
               -----------------------------------------------------------------
GMP.  Landlord shall obtain competitive bids for  elements of the Shell Work and
---
the Finish Work related to any Variable Cost Item, Allowance Item or the GMP from contractors, subcontractors and material suppliers previously approved by Tenant and Landlord, and, after analyzing such bids, shall deliver such bids along with its evaluation and recommendations to Tenant for review. Tenant and Landlord shall then agree on which bids to accept and on what terms. Tenant and Landlord may agree to waive the foregoing requirements as to a particular element of the Shell Work or the Finish Work and, in lieu thereof, authorize Landlord to attempt to negotiate a contract or subcontract for such element of such Work.

          10.  Progress Meetings and Inspection of Landlord's Work.  Landlord
               ---------------------------------------------------
shall meet with Tenant and Colliers Turley Martin and Tucker (or any other entity or individual designated by Tenant to Landlord in writing from time to time as Tenant's Program Manager) ("Tenant's Program Manager") on a biweekly basis concerning the scheduling and progress of the Total Project so as to keep Tenant informed of the progress and the estimated completion date for each portion of the Total Project. Landlord shall advise Tenant at such biweekly meetings of any Tenant Delay that has occurred and shall promptly thereafter confirm such notification in writing. Tenant or Tenant's Program Manager shall have the right at all reasonable times to enter upon the Leased Premises for the purpose of inspecting the Shell Work and the Finish Work to verify that it conforms with the Shell Plans and the Approved Interior Plans; provided, however, that Tenant shall notify Landlord of any proposed entry and secure the approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) prior to such entry so as not to unreasonably interfere with the progress of the Shell Work or the Finish Work being carried on at the time. The exercise by Tenant of the aforesaid rights and/or the failure of Tenant and Tenant's Program Manager to object to the Shell Work or the Finish Work or a defect in the Shell Work or the Finish Work or any part thereof shall not be deemed to be an acquiescence in, or acceptance of, any defect in the Shell Work or the Finish Work or any non-performance by Landlord of its construction obligations hereunder. Landlord agrees that Tenant is not required to inspect or examine the Shell Work of the Finish Work to discover defects or deficiencies therein, and that Tenant's failure to observe, discover or otherwise notice any defect or deficiency in the Shell Work or the Finish Work, either directly or through Tenant's Program Manager or other consultant or person hired to assist Tenant, shall not relieve Landlord of its responsibilities under this Exhibit B or the Lease. Any
                                                    ---------
entry by Tenant on the Leased Premises in order to perform any portion of Tenant's fixturing or other work to be performed by Tenant under this Lease shall not be construed as an acceptance of the Leased Premises by Tenant under the provisions of the Lease or as a waiver of any of the provisions of this Exhibit B.
---------

          11.  Punchlist.  Landlord shall repair, replace and/or complete any
               ---------
punchlist items identified on the Certificates of Substantial Completion executed by Landlord's architect with respect to the Shell Work and Tenant's architect with respect to the Finish Work with all due diligence; provided, however, that if such punchlist items are not completed within sixty (60) days after the Substantial Completion Date, Tenant shall be entitled to either (a) withhold from any amounts that Tenant is required to pay Landlord for Above-Allowance Work the value of the completion of such punchlist items (as reasonably determined in writing by Landlord and Tenant on or about the Substantial Completion Date) until such time as Landlord completes such punchlist items; or (b) in the event Tenant does not owe Landlord any amounts for Above-Allowance Work from which to withhold payment, Tenant may complete such punchlist items, and the value of completion of such punchlist items (as reasonably determined by Landlord and Tenant on or about the Substantial Completion Date) may be deducted from Minimum Annual Rent.

          12.  Commissioning.  Landlord shall provide Tenant with reasonable
               -------------
prior notice of and Tenant may attend the commissioning meetings contemplated in the Shell Plans and Specifications and the Finish Plans and Specifications identified on Exhibits B-2 and B-4, respectively, at which time Landlord and its
              ------------     ---
subcontractors shall inspect and conduct tests to verify and confirm that those mechanical and electrical systems (specified in the such specifications) servicing the Building are operational in accordance with Exhibits B-2 and B-4.
                                                          ------------     ---

          13.  Landlord's Representations, Warranties, and Covenants.  Landlord
               -----------------------------------------------------
hereby represents, warrants and covenants to Tenant, as an inducement to Tenant to enter into the Lease, as follows:

     (a) As of the Commencement Date, the Shell Work will be in compliance with all Laws, including, but not limited to, the Americans with Disabilities Act;

     (b) As of the Commencement Date, electricity, water and sewer utilities, and the installation of telephone conduit to the Building, will be available to and adequate for the Leased Premises;

     (c) Landlord shall secure all fees, permits, licenses and inspections necessary for the construction of the Total Project;

     (d) Landlord will fully cooperate with Tenant to obtain all special permits necessary to accommodate Tenant's intended use of the Leased Premises;

     (e) As of the date of this Lease, and limited to the best of Landlord's actual knowledge, it being agreed that the term "to the best of Landlord's actual knowledge" shall mean to the actual knowledge exclusively of Greg Thurman, Senior Vice President of Duke-Weeks Realty Corporation and Greg Czarnik, Project Manager-St. Louis of Duke Construction Limited Partnership,

          (i) there are no restrictions or covenants which might adversely affect the Permitted Use; and

          (ii) there is no pending or threatened litigation, including condemnation proceedings, which might affect the Permitted Use;

     (f) During the Term and the Extension Terms, Landlord shall operate the Leased Premises in a first-class manner;

     (g) Landlord shall cause the construction of the Total Project to be performed in accordance with the Project Schedule, subject to Tenant Delays and Force Majeure Events, and Landlord shall cause the construction of the Total Project to be performed in accordance with the Shell Plans and the Approved Interior Plans, and all deviations or changes from the Shell Plans and the Approved Interior Plans shall be performed under Change Orders executed by Tenant;

     (h) The construction of the Total Project will be of good quality and of new material, and such construction will be free from any defects or deficiencies in workmanship or materials (ordinary wear and tear excepted), all for a period of one (1) year from the Substantial Completion Date;

     (i) Any guaranties or warranties held by Landlord or given for Landlord's benefit from third parties covering the construction of the Total Project shall be exercised by Landlord for Tenant's benefit; and

     (j) In the event any lien is filed against the Leased Premises for work performed with respect to the Total Project and such lien is not the result of Tenant's failure to compensate Landlord for Above-Allowance Work or any portion of the work which is the sole responsibility of Tenant under the terms of this Lease, Landlord shall cause such lien to be discharged of record or Landlord shall insure or bond over such lien within thirty (30) days after notice of filing such lien.

          14.  Impact Fees.  Landlord shall be responsible for the payment of
               -----------
all impact fees and similar charges with respect to the Leased Premises and the transactions contemplated under the Lease, except as provided in Section 3.02(b).

          15.  Latent Defects.  Landlord shall promptly correct all latent
               --------------
defects in workmanship or materials comprising the Shell Work or the Finish Work of which Tenant gives Landlord written notice within one (1) year following the Substantial Completion Date.

                                  EXHIBIT B-1
                                  -----------

                              Total Project Cost
                              ------------------


Description                             Value               Type of Cost
-----------                             -----               ------------
Land                                    $ 2,093,924.00      Fixed Cost Item

Shell Construction Cost
(Cost Plus GMP)                         $ 9,668,341.00      Fixed Cost Item
                                                            (excluding Allowance
                                                            Items)

Tenant Improvements                     $ 3,066,150.00      Allowance Item

Shell Architectural & Engineering       $   385,000.00      Variable Cost Item

Interior Space Planning & Design        $   271,000.00      Fixed Cost Item

Shell Permits                           $    62,000.00      Variable Cost Item

Legal                                   $    20,000.00      Variable Cost Item

Taxes                                   $    30,000.00      Variable Cost Item

Brokerage Fees                          $   905,137.00      Variable Cost Item

Misc. Financing Fees                    $    24,381.00      Variable Cost Item

Contingency (1%)                        $   179,950.00      Variable Cost Item

Financing Fees                          $     6,671.00      Variable Cost Item

Construction Loan Interest @ 0.25%      $    44,988.00      Variable Cost Item

Construction Period Interest @ 9%       $   732,158.00      Variable Cost Item

Developer Fee @ 3%                      $   539,850.00      Variable Cost Item

Total Project Cost                      $18,029,550.00

                                  EXHIBIT B-1

                       Shell Construction Cost Breakdown

                                                                                                      122.646 RSF
====================================================================================================================================
                                                                                                 Cost per Sq.
   Line #                  Description                                   Total Cost                 Ft.          Firm or Allowances
====================================================================================================================================
     1         Earthwork                                             $    264,568.00          $         2.16
------------------------------------------------------------------------------------------------------------------------------------
     2         Site Concrete                                         $     85,530.00          $         0.70
------------------------------------------------------------------------------------------------------------------------------------
     3         Site Utilities                                        $    204,971.00          $         1.67
------------------------------------------------------------------------------------------------------------------------------------
     4         Asphalt Paving                                        $    276,970.00          $         2.26
------------------------------------------------------------------------------------------------------------------------------------
     5         Landscape & Irrigation Allowance                      $    150,000.00          $         1.22         Allowance
------------------------------------------------------------------------------------------------------------------------------------
     6         Fountain/Reflecting Pool                              $     59,000.00          $         0.48         Allowance
------------------------------------------------------------------------------------------------------------------------------------
     7         Site Lighting                                         $     94,685.00          $         0.77
------------------------------------------------------------------------------------------------------------------------------------
     8         Total Sitework                                        $  1,135,724.00          $         9.26
------------------------------------------------------------------------------------------------------------------------------------
     9         Bldg. CIP & Precast Concrete                          $    935,084.00          $         7.62
------------------------------------------------------------------------------------------------------------------------------------
    10         Structural Steel, Decking and Misc. Iron              $    942,632.00          $         7.69
------------------------------------------------------------------------------------------------------------------------------------
    11         Lobby Stair Railing & Applied Finishes Allowance      $    111,205.00          $         0.91
------------------------------------------------------------------------------------------------------------------------------------
    12         Rough & Finish Carpentry                              $     23,206.00          $         0.19
------------------------------------------------------------------------------------------------------------------------------------
    13         Roofing                                               $     98,395.00          $         0.80
------------------------------------------------------------------------------------------------------------------------------------
    14         Roof Screen                                           $     32.480.00          $         0.26
------------------------------------------------------------------------------------------------------------------------------------
    15         Caulking & Sealants                                   $     18,704.00          $         0.15
------------------------------------------------------------------------------------------------------------------------------------
    16         Doors, Frames & Hdwr.                                 $     96,800.00          $         0.79
------------------------------------------------------------------------------------------------------------------------------------
    17         Aluminum Framing & Glazing                            $  1,138,737.00          $         9.28
------------------------------------------------------------------------------------------------------------------------------------
    18         Metal Studs, insulation & Drywall                     $    343,593.00          $         2.80
------------------------------------------------------------------------------------------------------------------------------------
    19         Ceramic Tile                                          $     45,090.00          $         0.37
------------------------------------------------------------------------------------------------------------------------------------
    20         Acoustical & Drywall Ceilings                         $    299,422.00          $         2.44
------------------------------------------------------------------------------------------------------------------------------------
    21         Lobby Stone Work                                      $     69,150.00          $         0.56
------------------------------------------------------------------------------------------------------------------------------------
    21A        Atrium Carpet                                         $      3,540.00          $         0.03         Allowance
------------------------------------------------------------------------------------------------------------------------------------
    22         Painting & Wallcoverings                              $     43,718.00          $         0.36
------------------------------------------------------------------------------------------------------------------------------------
    23         Interior Signage                                      $     12,000.00          $         0.10         Allowance
------------------------------------------------------------------------------------------------------------------------------------
    23A        Exterior Signage                                      $     35,000.00          $         0.29         Allowance
------------------------------------------------------------------------------------------------------------------------------------
    24         Fire Extinguishers and Cabinets                       $      1,975.00          $         0.02
------------------------------------------------------------------------------------------------------------------------------------
    25         Toilet Partitions & Accessories                       $     29,810.00          $         0.24
------------------------------------------------------------------------------------------------------------------------------------
    25A        Scissors Lift                                         $      7,530.00          $         0.06
------------------------------------------------------------------------------------------------------------------------------------
    26         Elevators Cab Finishes (Per Sac 3. #31)               $     20,000.00          $         0.16         Allowance
------------------------------------------------------------------------------------------------------------------------------------
    27         Elevators                                             $    120,000.00          $         0.98
------------------------------------------------------------------------------------------------------------------------------------
    28         Plumbing                                              $    210,100.00          $         1.71
------------------------------------------------------------------------------------------------------------------------------------
    29         Sprinkler Fire Protection System                      $    235,008.00          $         1.92
------------------------------------------------------------------------------------------------------------------------------------
    30         HVAC                                                  $  1,015,006.00          $         8.28
------------------------------------------------------------------------------------------------------------------------------------
    31         Electrical                                            $  1,517,358.00          $        12.37
------------------------------------------------------------------------------------------------------------------------------------
    32         CATV and Card Access Systems (Per Sac. 3-#35)         $    125,000.00          $         1.02         Allowance
------------------------------------------------------------------------------------------------------------------------------------
    33         General Conditions                                    $    364,835.00          $         2.97
------------------------------------------------------------------------------------------------------------------------------------
    34         Total Building                                        $  7,895,378.00          $        64.38
------------------------------------------------------------------------------------------------------------------------------------
    35         Total Sitework & Building                             $  9,031,102.00          $        73.64
------------------------------------------------------------------------------------------------------------------------------------
    36         Payment & Performance Bond                            $             -          $            -            None
------------------------------------------------------------------------------------------------------------------------------------
    37         Builders Risk insurance                               $             -          $            -        Project Cost
------------------------------------------------------------------------------------------------------------------------------------
    38         Contractor's Contingency                              $             -          $            -            None
------------------------------------------------------------------------------------------------------------------------------------
    39         Overhead                                              $    350,482.00          $         2.86
------------------------------------------------------------------------------------------------------------------------------------
    40         Fee                                                   $    286,757.00          $         2.34
------------------------------------------------------------------------------------------------------------------------------------
    41         Shell Construction Cost (excl. T.I.)                  $  9,668,341.00          $        78.83
====================================================================================================================================

                                      36A

                                  EXHIBIT B-2
                        Shell Plans and Specifications
                                 June 7, 2000

 Unigraphics Solutions -- Riverport Development -- Maryland Heights, Missouri

                                Project Schedule

                                  EXHIBIT B-4
                                  -----------

                  Approved Interior Plans and Specifications
                  ------------------------------------------

                             To Be Attached After
                                Lease Execution

                                   EXHIBIT C
                                   ---------
                             RULES AND REGULATIONS


     1. Tenant shall not deposit any trash, refuse, cigarettes or other substances of any kind within or around the Leased Premises, except in proper refuse containers. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts and parking areas in and about the Building clean and free from rubbish. Tenant shall not obstruct or use any elevators, stairways, corridors or halls for any purpose other than ingress and egress. Tenant shall not install, construct or place any improvements, furniture or structures outside of the Building without first securing Landlord's reasonable approval.

     2. Tenant shall not change any locks in the Building without first obtaining Landlord's written approval, and if Tenant changes any locks, keys must be appropriately mastered to Landlord's keying system at Tenant's cost.

     3. Tenant shall not install any radio, television or other antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The installation of such devices shall be subject to the terms and conditions set forth in Section 7.03 of the Lease. Tenant shall not be permitted to penetrate the membrane of the roof of the Building with respect to any such installation. No TV or radio or recorder shall be played in such a manner as to cause a nuisance.

     4. No street parking will be permitted. Visitor and handicapped parking designations shall be observed.

     5. Tenant shall not inscribe any inscription, or post, place or in any manner display any sign, notice or any advertising matter whatsoever, anywhere in or about the Building or visible from outside the Building, without first obtaining Landlord's written consent thereto or except as expressly provided in the Lease. Any awnings or other projections which Tenant proposes to attach to the Building shall be subject to the terms and conditions of Section 7.03 of the Lease.

     6. If Tenant desires telegraphic or telephonic connections in addition to those installed in connection with the initial construction of the Building and the interior improvements thereto, Landlord will direct the electricians as to where the wires are to be introduced and without such direction, no boring or cutting for wires shall be permitted.

     7. Tenant shall lock the doors when leaving the Building at close of business or at other times when the Building is unoccupied.

     8. Landlord retains the power to prescribe the weight and proper position of safes and all other heavy objects located on or within the Leased Premises. All safes, furniture, boxes and bulky articles and packages shall be moved into or out of the Building or from one part of the Building to another under supervision of Landlord and at such times and according to such regulations as may be designated from time to time by Landlord and at the entrance designated by the Landlord. Tenant shall be responsible for all damage to the walls, floors or other parts of the Building caused by or connected with any moving or delivery into or removal from the Building of any safe, furniture, boxes or bulky article while in the Building at Tenant's request. No moving out shall occur without the written consent of Landlord in each instance. The Building and parking lot shall not be overloaded.

     9. The sinks, water closets, toilets and other apparatus shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the foregoing apparatus by Tenant, its assignees or subtenants or their respective servants, employees, agents, visitors or licensees shall be borne by the Tenant or its subtenants or assignees, as the case may be, subject to Article 9 of the Lease.

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     10.  The Leased Premises shall not be used for manufacturing or for the storage of merchandise, except as such storage may be incidental to the Permitted Use defined in the Lease. Tenant shall not occupy or rent any portion of the Leased Premises for use as (i) an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, (ii) a medical office, (iii) a barber or manicure shop, or (iv) an employment bureau.

     11. Tenant, its subtenants or assignees, servants, employees, agents, visitors or licensees, shall not at anytime bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm, except for items typically used in office buildings, such as cleaning and copying supplies, and except for cigarette lighters

     12. Any janitorial service engaged by Tenant to perform janitorial work or any other person or entity engaged by Tenant to perform other work or provide any service in or about the Leased Premises shall, while performing such work or providing such services in or about the Leased Premises, be subject to and under the control and direction of the Landlord's property manager for the Building (but not as agent or servant of said property manager or Landlord). Such janitorial service or other person or entity shall be deemed an agent for purposes of Section 9.03 of the Lease. Such janitorial service or other such person or entity engaged by Tenant to perform work or providing services in, on, or about the Leased Premises shall be reputable and shall be properly insured and financially capable of covering uninsured damage.

     13. Neither any room or rooms within the Building nor the parking lot shall be occupied or used as sleeping or lodging quarters.

     14. No animal (except for seeing eye dogs) or bird shall be allowed in any part of the Building without the written consent of Landlord.

     15. Landlord reserves the right to exclude from the Leased Premises all drunken persons, idlers and peddlers, solicitors and generally persons of a character or conduct to create disturbance and persons entering in crowds or in such unusual numbers as to cause a nuisance.

     16. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycles or vehicle parking.

     17. Window shades, blinds or curtains of a uniform building standard, color and pattern only shall be used throughout the Building to give uniform color exposure through exterior windows.

     18. Landlord shall have the right to prohibit any publicity, advertising or use of the name of the Building by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue any such publicity, advertising or use of the Building name.

     19. There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks, except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may reasonably approve.

     20. The Building will be designated as a non-smoking Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors and invitees shall not smoke within the Building.

     21. These rules and regulations are in addition to and shall not be construed in any way to modify or amend the Lease in whole or in part.

     22. These rules and regulations are incorporated as part the terms and conditions

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of the Lease. In the event there is any conflict between the terms and conditions of the Lease and any such rules and regulations, the terms of the Lease shall prevail.

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